                                                                    EXHIBIT 99.2


                          ORBITAL IMAGING CORPORATION
                         NOTICE OF GUARANTEED DELIVERY
                                   TO TENDER
              UNREGISTERED 11 5/8% SENIOR NOTES DUE 2005, SERIES C

       PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED JUNE 25, 1999

AS STATED IN THE PROSPECTUS, THIS FORM, OR ONE SUBSTANTIALLY EQUIVALENT HERETO, MUST BE USED BY A HOLDER OF 11 5/8% SENIOR NOTES DUE 2005, SERIES C (THE "ORIGINAL NOTES") OF ORBITAL IMAGING CORPORATION, A DELAWARE CORPORATION ("ORBIMAGE"), WHO WISHES TO EXCHANGE HIS OR HER ORIGINAL NOTES PURSUANT TO ORBIMAGE'S EXCHANGE OFFER, AS DEFINED IN THE PROSPECTUS DATED JUNE 25, 1999 AND
(a) WHOSE ORIGINAL NOTES ARE NOT IMMEDIATELY AVAILABLE, (b) WHO CANNOT DELIVER HIS OR HER ORIGINAL NOTES OR ANY OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL ON OR BEFORE THE EXCHANGE OFFER EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS) OR (c) WHO CANNOT COMPLETE THE PROCEDURE FOR BOOK ENTRY TRANSFER ON A TIMELY BASIS. THIS FORM MAY BE DELIVERED BY FACSIMILE TRANSMISSION, IF APPLICABLE, MAIL OR HAND DELIVERY TO THE EXCHANGE AGENT. SEE "THE EXCHANGE OFFER--GUARANTEED DELIVERY PROCEDURES" IN THE PROSPECTUS.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON JULY 27, 1999, UNLESS EXTENDED. ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

                 Deliver To: HSBC Bank USA, THE EXCHANGE AGENT

   By Hand/Overnight Courier              Facsimile               By Registered or Certified Mail
                                        Transmission:
         HSBC Bank USA                  (212) 658-2292                     HSBC Bank USA
  Corporate Trust Operations                                        Corporate Trust Operations
         140 Broadway                     Confirm by                       140 Broadway
            Level A                       Telephone:                          Level A
 New York, New York 10005-1180          (212) 658-5931             New York, New York 10005-1180

ORIGINALS OF ALL DOCUMENTS SENT VIA FACSIMILE SHOULD BE SENT PROMPTLY BY REGISTERED OR CERTIFIED MAIL, BY HAND OR BY OVERNIGHT DELIVERY SERVICE.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN TO THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.
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              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

       The undersigned hereby tenders to ORBIMAGE, upon the terms and subject to the conditions set forth in the Prospectus dated June 25, 1999, and the related Letter of Transmittal, receipt of which are hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

Name(s) of Registered Holder(s):
*Aggregate Principal Amount Tendered: $
Certificate No.(s) (if available):
Total Principal Amount Represented by
Original Notes Certificate(s):
$
If Original Notes will be tendered by book-entry transfer, provide the following information:
DTC Account Number:
Date:
* Must be in denominations of $1,000 or any integral multiple thereof.

       All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
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                                PLEASE SIGN HERE

X
 ----------------------------------------        -------------------------------
X
 ----------------------------------------        -------------------------------
       SIGNATURE(S) OF OWNER(S)                                DATE
       OR AUTHORIZED SIGNATORY

Area Code and Telephone Number:
                                ------------------------------------------------

Must be signed by the holder(s) of the Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
Capacity:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

Address(es):
            --------------------------------------------------------------------

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               THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of or participant in a recognized signature guarantee medallion program within the meaning of Rule 17A(d)-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees (a) that the above-named person(s) own(s) the above-described securities tendered hereby and
(b) that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three business days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

       The undersigned acknowledges that it must deliver the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                                   SIGN HERE

Name of Firm:
             -------------------------------------------------------------------

Authorized Signature:
                     -----------------------------------------------------------

Name:
     ---------------------------------------------------------------------------
                                 (PLEASE PRINT)

Title:
      --------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------
                                    ZIP CODE

Area Code and Telephone No.:
                            ----------------------------------------------------

Date:
     ----------------------

     DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

                                  INSTRUCTIONS

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover hereof before the Exchange Offer expiration date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. If the delivery is by mail, it is recommended that the holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to ORBIMAGE.

     2. Signature on this Notice of Guaranteed Delivery; Guarantee of Signatures. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes referred to herein, the signature must correspond with the name(s) as written on the face of the Original Notes without alteration, enlargement or any change whatsoever.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and, unless waived by ORBIMAGE, evidence satisfactory to ORBIMAGE, of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

     If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Original Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     3. Requests for Assistance or Additional Copies. Questions relating to the Exchange Offer or the procedure for tendering as well as requests for assistance or for additional copies of the Prospectus and the Letter of Transmittal, may be directed to the Exchange Agent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.